Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 6 to the Registration Statement on Form S-1 (Registration No. 333-165755) of LIANDI CLEAN TECHNOLOGY INC., to be filed on or about August 17, 2010, of our report dated March 3, 2010 with respect to the consolidated financial statements of China Liandi Clean Technology Engineering Limited and its subsidiaries as of and for the year ended March 31, 2009.

We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

Hong Kong
August 17, 2010